EXHIBIT 99.1

PRESS RELEASE

CREATIVE LEARNING CORPORATION

ST. AUGUSTINE, FL

FEBRUARY 8, 2017

PROXY CONTEST CONCLUDES WITH NO CHANGE IN THE BOARD OF DIRECTORS OF CREATIVE LEARNING CORPORATION; COMPANY TO PRESS FORWARD WITH IMPORTANT INITIATIVES

Creative Learning Corporation (OTCQX: CLCN) (“CLC” or the “Company”) announced today that the proxy contest of Brian Pappas and FranVentures has failed and that there will be no change in the Company’s Board of Directors (the “Board”).  CLC Board Chairman Chuck Grant said, “With the disruption of the proxy contest behind us, we are happy now to be able to concentrate all our energy upon several important initiatives to increase franchise sales, grow franchisee success and enhancing our wonderful brand and educational methods.  This is all designed to significantly increase profitability and shareholder value.”  To this end, the Company is proceeding immediately with several important initiatives that it has been developing.

First, the Company is taking concrete steps to advance its commitment to provide strong support for its franchisee base to bolster their success, enhance the Company’s brand, and build upon the Company’s royalty flow.  To this end, last week, the Company released its 2017 Curriculum and Marketing plan, and Company COO Karla Kretsch announced:

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new strategies for coordination and communication with franchisees;

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plans for the development and distribution of new tools to assist franchisees with sales and business operations;

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refocused curriculum development; and

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enhanced marketing efforts to more effectively reach CLC’s target market and to foster brand and business growth.

Second, the Company’s Board is pressing forward on multiple fronts with its effort to obtain supplemental funding to provide additional working capital.

In the near future, the Company will announce additional steps it is taking to improve the Company’s operations and profitability.

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Stockholders who desire to receive copies of CLC press releases directly from the Company should register by emailing the Company at: investorrelations@creativelearningcorp.com.  Inquiries regarding this press release should also be directed to that web address.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.  Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual future results to differ materially from those projected or contemplated in the forward-looking statements.

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